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                                                                   Exhibit 10.32


                                   AGREEMENT


Dr. Manmohan Dhar
3556 Lydius Street
Schenectady, New York 12303

     Re: Employment Agreement
         --------------------

Dear Manmohan:

     As we discussed, we have agreed to amend and restate your employment agreement dated June 2, 1997 as follows:

     In consideration of your employment at-will at Plug Power, LLC ("Plug Power") as Vice President and Chief Engineer - Residential Program, you are entiteld solely to receive twelve (12) months salary continuation at a salary level equal to your then-currnet base pay upon the occurrence of the following events:

     1)  you terminate your employment at Plug Power; or
     2) you are terminated from Plug Power for any reason other than gross misconduct, negligence, theft, dishonesty, or fraud.

     This agreement supersedes all previous agreements and constitutes the sole and entire agreement between Plug Power and yourself regarding the subject matter hereof.

     Please sign in the space provided below if you agree to the foregoing terms.


                                    Sincerely,

                                    /s/ Gary Mittleman
                                    Gary Mittleman



I acknowledge and accept this Employment Agreement



Manmohan Dhar                            August 20, 1999
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    Name                                     Date